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                                                                   EXHIBIT 3.1.1


                           CERTIFICATE OF AMENDMENT

                                      OF

                   THE RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         USS INTERMEDIATE HOLDCO, INC.


                        Pursuant to Section 242 of the
                        General Corporation Law of the
                               State of Delaware


     USS Intermediate Holdco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST:  The name of the Corporation is USS Intermediate Holdco, Inc.

     SECOND: The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 9, 1996.

     THIRD: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by the Board of Directors of the Corporation.

     FOURTH: Thereafter, said amendment was approved in accordance with Section 228 of the General Corporation Law of the State of Delaware by written consent of all the stockholders of the Corporation entitled to vote thereon.

     FIFTH: The Certificate of Incorporation is hereby amended to change the name of the Corporation.

     Article "FIRST" of the Certificate of Incorporation shall be deleted, and substituting in lieu thereof the following new Article "FIRST":

     "FIRST: The name of the corporation is Better Minerals & Aggregates Company (hereinafter sometimes called the "Corporation")."

     SIXTH:  Said amendment was duly adopted in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.
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     IN WITNESS WHEREOF, this certificate has been subscribed by the undersigned who affirms that the statements made herein are true under the penalties of perjury.



     Dated:  _________ ___, 1999



                                                  ________________________
                                                  Name:
                                                  Title:

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